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                                                                      EXHIBIT 16


ERNST & YOUNG LLP          Certified Public Accountants      Phone: 305 358 4111
                           Suite 3900
                           200 South Biscayne Boulevard
                           Miami, Florida 33131-5313







September 8, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read item 4 of Form 9-K dated September 8, 1998, of Non-Invasive Monitoring Systems, Inc. and are in agreement with the statements contained in paragraph (iv) on page 2 therein. We have no basis to agree to disagree with other statements of the registrant contained therein.

In addition, we have no basis to agree or disagree with other statements of the registrant contained in paragraphs (i), (ii) and (iii) and (a)(2) on page 2 of the above referenced filing.

                                             Very truly yours,



                                             /s/ ERNST & YOUNG LLP